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                                                                    EXHIBIT 99.8


                                WARRANT AGREEMENT


                  WARRANT AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of September 14, 1995, among Autotote Corporation, a corporation incorporated under the laws of the State of Delaware (with its successors, the "Company") and the undersigned initial holders of the Warrants referred to below (the "Initial Holders").


                              W I T N E S S E T H :


                  WHEREAS, the Company, Autotote Systems, Inc. (the "Borrower"), certain lenders from time to time party thereto (the "Banks"), and Bankers Trust Company, as agent for such Banks, are parties to a Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and further amended and restated as of April 28, 1994 (as the same has been, and as the same shall be, modified, amended (including any amendment and restatement thereof), supplemented, refinanced or replaced and as in effect from time to time, the "Credit Agreement");

                  WHEREAS, in order to induce the Banks to enter into a Waiver, Consent, Agreement and Fifth Amendment, dated as of July 19, 1995, to the Credit Agreement, the Company had agreed to issue the Warrants to the Initial Holders;

                  WHEREAS, the Company has authorized the issuance of the Warrants which are exercisable, pursuant to the terms and conditions thereof, for shares of Class A Common Stock (as hereinafter defined) of the Company; and

                  WHEREAS, the Initial Holders now desire to subscribe for, and the Company now desires to issue to the Initial Holders, upon the terms and conditions set forth herein, the Warrants substantially in the form of Exhibit A hereto;
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                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1.  Definitions.

                  1.01 Definitions. The following terms, as used herein, shall have the following respective meanings:

                  "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person, it being understood that in any event the Borrower and its Affiliates shall be considered Affiliates of the Company. As used in this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, contract or otherwise), provided that, in any event (other than for purposes of Section 4.04 hereof), any Person which owns, directly or indirectly, more than 10% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 10% of the partnership or other ownership interests of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, neither the Initial Holders nor any of their Affiliates shall be deemed to be an Affiliate of the Company.

                  "Bank Holder" shall mean the Initial Holders and any other Holder that becomes a Bank under the Credit Agreement or is an Affiliate of a Bank.

                  "Banks" shall have the meaning provided in the first recital hereof.

                  "Borrower" shall have the meaning provided in the first recital hereof.

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                  "Business Day" shall mean any day other than a Saturday,
Sunday or any other day on which commercial banks are required by law or authorized to close in New York City.

                  "Class A Common Stock" shall mean and include the Company's authorized Class A Common Stock, $.01 par value, as constituted on the date hereof.

                  "Commission" shall have the meaning provided in Section 4.06 hereof.

                  "Company" shall have the meaning provided in the first paragraph hereof.

                  "Credit Agreement" shall have the meaning provided in the first recital hereof.

                  "Demand Registration" shall have the meaning provided in
Section 5.01(a) hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exercise Period" shall mean the period of time from September 14, 1995 until 5:00 P.M., local time in New York City, on April 30, 2000.

                  "Exercise Price" shall have the meaning provided in the Warrants.

                  "Existing Rights Holder" shall mean any Person to whom the Company has issued warrants to purchase common stock of the Company prior to the date hereof but only if such warrants contain registration rights provisions requiring the Company not to effect any public sale or distribution of its securities during specified periods prior to and after the registration of such common stock pursuant to the exercise of such registration rights.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

                  "Holder" initially shall mean each Initial Holder and each other holder of any Warrant or Warrant Share that is

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a direct or indirect transferee of one of the Initial Holders or any other
Holder unless, with respect to any such Warrant or Warrant Share, such Warrant or Warrant Share is acquired in a public distribution pursuant to a registration statement under the Securities Act or pursuant to a transaction exempt from registration under the Securities Act if securities sold in such transaction may be resold without subsequent registration under the Securities Act.

                  "Initial Holders" shall have the meaning provided in the first paragraph hereof.

                  "Lehman Demand Rights" shall have the meaning provided in
Section 5.03 hereof.

                  "Lehman Shares" shall have the meaning provided in Section
5.03 hereof.

                  "Lehman Warrants" shall have the meaning provided in Section
5.03 hereof.

                  "Person" shall mean an individual, a corporation, a limited liability company, a company, a voluntary association, a general partnership, a limited partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

                  "Piggy-Back Registration" shall have the meaning provided in Section 5.02 hereof.

                  "Registrable Securities" shall mean any Warrants or Warrant Shares until (i) one or more registration statements covering any such Warrants and Warrant Shares has become effective under the Securities Act and all such Warrants and Warrant Shares have been disposed of pursuant to such effective registration statement, (ii) such Warrants or Warrant Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or under which such Warrants and Warrant Shares may be sold pursuant to Rule 144(k),
(iii) the Company has delivered a new certificate or other evidence of ownership for such Warrants or Warrant Shares not bearing any legend relating to restrictions on transfer and such Warrants or Warrant Shares may be resold without subsequent registration under the Securities

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Act or (iv) such Warrants and Warrant Shares are no longer outstanding.

                  "Registration Expenses" shall have the meaning ascribed to such term in Section 5.05 hereof.

                  "Regulation Y" shall mean the Regulation Y promulgated by the Board of Governors of the Federal Reserve System or any successor regulation.

                  "Required Holders" shall mean the Holders of more than 50% of all Warrant Shares (assuming the full exercise thereof), provided that the term Required Holders shall mean the Holders of all Warrant Shares in the case of any amendment, modification or waiver to this Agreement or any Warrant which would shorten the Exercise Period, increase the Exercise Price or reduce the number of Warrant Shares issuable upon the exercise of any Warrant.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Suspension Period" shall have the meaning provided in Section 5.01(f) hereof.

                  "Warrant" shall mean a Warrant substantially in the form of Exhibit A hereto, and any Warrant or Warrants issued upon transfer thereof or in substitution therefor.

                  "Warrantholder" shall mean the holder of any Warrant.

                  "Warrant Share" shall mean any share of Class A Common Stock issued or issuable upon exercise of any Warrant. For purposes of this Agreement, a Warrant Share shall be "outstanding" from and after the date hereof until the redemption or cancellation of such Warrant Share (or, if the related Warrant has not been exercised, the expiration, repurchase or cancellation of such Warrant) by the Company.

                  1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial

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matters required to be delivered hereunder shall be prepared, in accordance with
GAAP.

                  Section 2.  Terms and Conditions of Issuance of
Warrants.

                  2.01 Issuance of the Warrants. In consideration of the premises and other good and valuable consideration, the Company hereby agrees to issue on the date hereof to each Initial Holder Warrants to purchase that number of shares of Class A Common Stock (as such number may be adjusted as provided in the Warrants) as is set forth on Schedule A hereto for each such Initial Holder.

                  Section 3. Representations and Warranties of the Company. The Company represents and warrants to each Holder as follows:

                  3.01 Authorization. The Company has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the Warrants and to issue and deliver the Warrants and Warrant Shares; the execution, delivery and performance by the Company of this Agreement and the Warrants have been duly authorized by all necessary action; each of this Agreement and each of the Warrants has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to creditors' rights generally and to general equitable principles.

                  3.02 Valid Issuances. The Warrants, when issued and delivered pursuant hereto, and the Warrant Shares when issued and delivered pursuant to the Warrants, will be validly issued, fully paid and non-assessable, with no liability on the part of the Holders thereof, and are not subject to any preemptive rights, rights of first refusal or rights of first offer. Except as set forth on Schedule B hereto and except for the registration rights as set forth in this Agreement, the Company is not under any obligation to cause the registration of any of its presently outstanding securities or any of its securities which hereafter may be issued.

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                  3.03 No Breach. None of the execution and deliv- ery of this
Agreement and the Warrants, the consummation of the transactions herein or therein contemplated, including the issuance and delivery of the Warrants and, upon the exercise of the Warrants, the Warrant Shares, nor compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent under, the Certificate of Incorporation or By-Laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, or constitute a default under any such agreement or instrument or result in the creation or imposition of any lien upon any of the revenues or assets of the Company pursuant to the terms of any such agreement or instrument.

                  3.04 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, which have not already been made or obtained, are necessary to be obtained by the Company for the execution, delivery or performance by the Company of this Agreement and the Warrants, the consummation by the Company of the transactions contemplated herein and therein or the validity or enforceability hereof or thereof.

                  3.05 Capitalization. The authorized capital stock of the Company on the date hereof consists of (i) 99,300,000 shares of Class A Common Stock, of which 28,941,946 shares are issued and outstanding and 22,888 shares are held in the treasury of the Company, (ii) 700,000 shares of Class B Nonvoting Common Stock, $.01 par value, of which no shares are issued and outstanding, and (iii) 2,000,000 shares of Preferred Stock, $1.00 par value, of which no shares are issued and outstanding, all as more fully set forth on Schedule C hereto. There are no other outstanding shares of capital stock of the Company and, except for the Warrants and as set forth on Schedule C hereto, no outstanding options or warrants to acquire any shares of capital stock of the Company and there will be no securities convertible into or exchangeable for, or options or other rights to acquire from the Company or other obligations of

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the Company to issue, directly or indirectly, any shares of capital stock of the
Company.

                  3.06 Offer of Warrants. Neither the Company nor any Person acting on its behalf has directly or indirectly offered the Warrants or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than a Holder. Neither the Company nor any Person acting on its behalf has taken or will take any action which would subject the issuance and sale of the Warrants to the provisions of Section 5 of the Securities Act, or to the provisions of any state securities law requiring registration of securities, notification of the issuance or sale thereof or confirmation of the availability of any exemption from such registration except pursuant to this Agreement.

                  Section 4.  Covenants.

                  4.01 Maintenance of Existence; Conduct of Business. The Company will preserve and maintain its corporate existence as a corporation under the Delaware General Corporation Law and all of its rights, privileges and franchises necessary in the ordinary course of its business, and will conduct its business in a regular manner.

                  4.02 Inspection. The Company covenants and agrees that it will permit each Holder and its representatives to inspect the properties of the Company, to examine and make extracts and copies from the books and records of the Company during normal business hours and to discuss with management the business and affairs of the Company, in each case on the same basis as a shareholder of the Company may exercise such rights or to the extent reasonably necessary to protect such Holder's rights under this Agreement or to ensure such Holder's compliance with applicable law.

                  4.03 Information. The Company covenants and agrees that it will deliver to each Holder such financial statements and other information regarding the Company or any of its subsidiaries that the Company is obligated to prepare and deliver to any shareholder of the Company, in each case at the same time such financial statements and other information are delivered to any such shareholder. The

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Company hereby acknowledges and agrees that each Holder may share with any of its Affiliates any information related to the Company and any of its subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Company and its subsidiaries).

                  4.04 Repurchase of Common Stock. The Company covenants and agrees that it will not, without the prior written consent of each affected Bank Holder, to the extent that such Bank Holder is subject to the provisions of the Bank Holding Company Act of 1956, as amended (including Regulation Y promulgated thereunder), directly or indirectly, purchase, redeem, retire or otherwise acquire any shares of capital stock of the Company if, as a result of such purchase, redemption, retirement or other acquisition, any Bank Holder, together with its Affiliates, will own, or be deemed to own, Warrant Shares or other shares of capital stock of the Company representing capital equal to 5% or more of the aggregate shares of capital stock of the Company then outstanding (assuming the full exercise of all Warrants then held by such Bank Holder and its Affiliates).

                  4.05 Regulatory Matters. The Company agrees to cooperate in good faith with and assist any Bank Holder or any of the Bank Holder's Affiliates as such Bank Holder may reasonably request in connection with any United States regulatory issues that may arise from time to time with respect to the Company. Anything herein or in the Warrants to the contrary notwithstanding, in the event that any Bank Holder or any of such Bank Holder's Affiliates shall determine that it is illegal or unduly burdensome, by reason of regulatory restriction, for such Bank Holder or such Affiliate to continue to hold some or all of the Warrants or its Warrant Shares or any other securities of the Company held by it, such Bank Holder or such Affiliate, as the case may be, may sell or otherwise dispose of that portion of its Warrants or Warrant Shares, as the case may be, that such Bank Holder or such Affiliate determines to be appropriate in light of such regulatory restrictions in as prompt and orderly a manner as is reasonably necessary. The Company shall cooperate with and assist such Bank Holder or such Affiliate, as the case may be, in disposing of such Warrants or Warrant Shares, and (without limiting the foregoing) at the request of such Bank Holder or such Affiliate, as the case may be, the Company shall provide (and authorize such Bank Holder or such Affiliate, as the case may be, to provide) financial and other information concerning the Company to any prospective purchaser of the Warrants or Warrant Shares owned by such Bank Holder or such Affili-

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ate, as the case may be, subject to appropriate confidentiality arrangements.
The provisions of this Section 4.05 shall inure solely to the benefit of such Bank Holders and their Affiliates which are subject to the provisions of the Bank Holding Company Act of 1956, as amended (including Regulation Y promulgated thereunder).

                  4.06 Rules 144 and 144A. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Required Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rules or regulations or regulations hereafter adopted by the Securities and Exchange Commission (the "Commission"). Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  Section 5.  Registration Rights.

                  5.01 Demand Registration Rights. (a) Demand Registrations. At any time after September 14, 1996 and prior to the expiration of the Exercise Period, the Required Holders may make a written request to the Company for registration of Registrable Securities under the Securities Act with the Commission (or any successor entity) for a public offering of Registrable Securities (a "Demand Registration"). The Holders shall have the right, in the aggregate, to one (1) Demand Registration of all or any part of their Registrable Securities (which Demand Registration may be on Form S-2 or S-3 or other short-forms if the Company then qualifies for such short form registration), provided, however, that the Company shall not be required to effect a registration pursuant to this Section 5.01 with respect to any Registrable Securities unless the request for registration covers Registrable Securities representing at least 50% of all Registrable Securities then outstanding and

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held by the Holders. Whenever the Company shall receive a request for a Demand
Registration, the Company will promptly give written notice of such registration to all Holders and shall as expeditiously as is reasonable, use its best efforts to effect the registration under the Securities Act of the Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 Business Days after such notice is given. All requests made pursuant to this Section 5.01(a) will specify the number of shares of Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

                  (b) Effective Registration. A registration initiated as a Demand Registration shall not be deemed a Demand Registration (i) until a registration statement with respect thereto has become effective and has remained effective for the period of time in which the Company is required to keep such registration statement effective under this Agreement (without giving effect to any Suspension Period), provided, however, that a registration that does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Holders shall be deemed to have been effected by the Company, unless the Holders shall have elected (without any obligation) to pay, and in fact pay (within 30 days after the Company receives notice of such refusal to proceed of the Holders), all Registration Expenses in connection with such registration, (ii) if after such registration statement has become effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and, as a result thereof, the offering of Registrable Securities is terminated prior to the sale thereof, (iii) if after such registration statement has become effective, the Company exercises any of its rights under Section 5.01(f) hereof, unless after giving effect to any termination of a Suspension Period the Holders had a period of 120 consecutive days during which they were permitted to sell their Registrable Securities pursuant to such registration statement or (iv) if conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived, other than solely by reason of some act or omission of the Holders.

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                  (c) No Right of Company or Other Person to Piggyback on Demand
Registrations. Neither the Company nor any Person owning any of its securities (other than the Holders) shall have the right to include any of the Company's securities in a registration statement initiated as a Demand Registration under this Section 5.01, unless (i) such securities are of the same class and type as the Registrable Securities being registered and (ii) if such Demand Registration is an underwritten offering, the Company or such Person, as appli- cable, agree in writing to sell their securities on the same terms and conditions as apply to the Registrable Securities being sold. Subject to the registration rights granted by the Company prior to the date hereof, if any Person owning any securities of the Company (other than any Holder) registers securities of the Company in a Demand Registration (in accordance with the provisions of this Section 5.01(c)), such Person shall pay the fees and expenses of counsel to such Person and its pro rata share of the Registration Expenses if the Registration Expenses for such registration are not paid by the Company for any reason. The Company covenants that it shall not grant any registration rights to any Person which rights would conflict or be inconsistent with the provisions of this
Section 5.01(c) or which would otherwise adversely affect the rights of any Holder under this Agreement, and in the event of such a conflict or inconsistency, the terms of this Section 5.01(c) shall prevail.

                  (d) Selection of Underwriters and Counsel, Etc. If the Required Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. If a Demand Registration involves an underwritten offering, (i) the Company shall have the right to select the investment banker or bankers and manager or managers to administer the offering (provided that such investment bankers and managers must be reasonably satisfactory to the Required Holders) and (ii) the Required Holders shall have the right to select the counsel to represent the Holders.

                  (e) The Company may delay the filing of a registration statement for up to 60 days (120 days in the case of clauses (iv) and (v) of this Section 5.01(e)) if at the time of a request for registration under Section 5.01(a) above, (i) the Company is a party to a transaction involving

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the purchase, sale, conversion or issuance of securities of the Company (other than a transaction which is specifically not prohibited in Rule 10b-6 promulgated by the Commission under the Exchange Act), (ii) there is material undisclosed information concerning the Company or any subsidiary of the Company which cannot be disclosed for bona fide and significant business reasons, (iii) financial statements required to be included or incorporated in the registration statement have not been prepared or are otherwise not available, (iv) the Company is about to commence an offering of securities of the Company and the investment banker for the Company shall advise the Company in writing (with a copy to the Holders) that, in its opinion, the offering contemplated by the Company would be materially and adversely affected by the sale of Registrable Securities by the Holders or (v) the Company estimates in good faith that it will file within 30 days after such request a registration statement pursuant to a demand made by an Existing Rights Holder or pursuant to which an Existing Rights Holder will include shares of common stock of the Company held by it. The Company shall promptly notify the Holders of any delay in such filing, the reasons for such delay and proposed length of such delay.

                  (f) The Company may suspend the effectiveness of any registration statement or, without suspending such effectiveness, instruct the Holders that no sales of Registrable Securities included in such registration statement may be made (and the Holders shall forthwith discontinue disposition of any such Registrable Securities) if, in the Company's reasonable good faith judgment, the Company would be required to disclose any actions taken or proposed to be taken by the Company, which disclosure would have a material adverse effect on the Company or on such actions (a "Suspension Period") by providing the Holders with written notice of such Suspension Period and the reasons therefor. The Company shall use its best efforts to provide such notice a reasonable number of days prior to the commencement of a Suspension Period, provided that in any event the Company shall provide such notice no later than the commencement of such Suspension Period. The Suspension Period shall not exceed 90 days in any consecutive 365 day period during the Exercise Period, provided that no more than one Suspension Period may be commenced in any such 365 day

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period. The Company shall give prompt written notice to the Holders of the termination of any Suspension Period.

                  5.02 Piggy-Back Registration. If, at any time or from time to time while any Registrable Securities are outstanding, the Company proposes to register any of its securities (whether for its own or others' account) to be offered for cash or cash equivalents in a public offering under the Securities Act (other than by a registration statement on Form S-8 or other form that does not include substantially the same information as would be required in a form for the general registration of securities or that would not be available for registration of Registrable Securities), the Company shall, as expeditiously as is reasonably possible (but in no event later than 45 days prior to any such registration), give written notice to the Holders of the Company's intention to effect such registration. If, within 30 days after receipt of such notice, any Holder submits a written request to the Company specifying the Registrable Securities such Holder proposes to sell or otherwise dispose of (a "Piggy-Back Registration"), the Company shall include the number of shares of Registrable Securities specified in such Holder's request in such registration statement and the Company shall use its best efforts to keep each such registration statement in effect and to maintain compliance with each Federal and state law and regulation for the period necessary for such Holder to effect the proposed sale or other disposition, provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine not to register or to delay registration of such securities, the Company shall give written notice of such determination to the Holders and, thereupon, (i) in the case of a determination not to register any securities, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering any securities, the Company shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities; and, provided, further, that if, after any such registration statement has been

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
declared effective, the Company reasonably determines that it would be required to disclose any actions taken or proposed to be taken by the Company, which disclosure would have a material adverse effect on the Company or on such actions, the Company shall, subject to discontinuance of sales of all other securities covered by the registration statement, be entitled to suspend the effectiveness of such registration statement, or without suspending such effectiveness, to request that each Holder forthwith discontinue the disposition of such Registrable Securities and each such Holder agrees that it will discontinue the disposition of such Registrable Securities pursuant to such registration statement (so long as the disposition of all other such securities is also discontinued) and thereupon the Company shall be relieved of its obligation under this Section 5.02 with respect to such registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in Section 5.05). Any Holder participating in an underwritten offering pursuant to this Section 5.02 shall, if required by the managing underwriter or underwriters of such offering, enter into an underwriting agreement in a form customary for underwritten offerings of the same general type as such offering.

                  5.03 Reduction of Offering. Notwithstanding anything contained herein, if the managing underwriter or underwriters of an offering described in
Section 5.01 or 5.02 hereof delivers a written opinion to the Holders that the size of the offering that the Holders, the Company or any other Person intends to make or the kind or combination of securities that the Holders, the Company and any other Persons intend to include in such offering are such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then:

         (x) in the case of a Demand Registration, the amount of any securities proposed to be offered shall be reduced or excluded from the offering as follows:

                  if shares of common stock of the Company issued or issuable pursuant to the warrants heretofore issued to Lehman Brothers Finances S.A. and Pilgrim Prime Rate Trust (such warrants, the "Lehman Warrants", and such shares, the "Lehman

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                  Shares") are proposed to be included in the underwriting as a result of the exercise of incidental registration rights previously granted under the Lehman Warrants, then the number of shares that shall be included in the underwriting shall be allocated as follows: (a) one Lehman Share shall be included for each share held by the Holders and all other holders of common stock of the Company possessing registration rights whose shares are to be included in the underwriting and any shares to be sold for the account of the Company (collectively, the "Non-Lehman Shares") until either the limit is reached or all the Lehman Shares are included in the underwriting and (b) any excess shares up to such limitation shall be Non-Lehman Shares. In allocating Non-Lehman Shares under clauses (a) and (b) of the immediately preceding sentence, or in the event that no Lehman Shares are proposed to be included in the underwriting, the amount allocated shall be such that each holder of Non-Lehman Shares may include in the underwriting that portion of the amount to be allocated which the number of shares proposed to be included by such holder bears to the aggregate number of shares proposed to be included by holders of all Non-Lehman Shares, provided that, notwithstanding the foregoing provisions of this sentence, all of the Non-Lehman Shares held by the Holders shall be included in any such Demand Registration before any Non-Lehman Shares held by the Company or the holders of any Non-Lehman Shares that have been granted piggyback registration rights after the date hereof are included in such Demand Registration; and

         (y) in the case of a Piggy-Back Registration, the amount of any securities proposed to be offered shall be reduced or excluded from the offering as follows:

                  (i) if the registration is initiated as a result of the exercise by a holder of Lehman Shares of demand registration rights ("Lehman Demand Rights"), then the number of shares to be included in the underwriting shall be allocated as follows:
                  (a) all Lehman Shares to be sold shall be included and (b) any additional shares to be included shall be allocated pursuant to the last sentence of 5.03(x) above and
                  (ii) if the registration is not initiated as a result of the exercise of Lehman Demand Rights, then the number of shares of Non-Lehman holders not initiating the registration which may be included therein shall be allocated as set forth in the last sentence of 5.03(x) above, subject to Section 5.03(x)(a) above if Lehman Shares are included as a result of the exercise of incidental registration rights relating thereto.

                  5.04 Registration Procedures. Whenever the Required Holders request that any Registrable Securities be registered pursuant to this Section 5, the Company will, subject to the limitations otherwise provided in this Agreement, use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as is reasonably practicable, and in connection with any such request:

                  (a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 120 days or until all of such Registrable Securities have been disposed of (if earlier).

                  (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Holders requesting registration of Registrable Securities and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to the Holders requesting registration of Registrable Securities and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Holders requesting registration of Registrable Securities or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

                  (c) After the filing of the registration statement, the Company will promptly notify the Holders of any stop order issued or threatened by the Securities and Exchange Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (d) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Holders requesting registration of Registrable Securities reasonably (in light of such Holders' intended plan of distribution) request and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Securities owned by the Holders; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                  (e) The Company will immediately notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Regis-trable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to the Holders any such supplement or amendment.

                  (f) The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

                  (g) The Company will make available for inspection by the Holders requesting registration of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by such Holders or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public.

                  (h) The Company will furnish to the Holders requesting registration of Registrable Securities and to each underwriter, if any, a signed counterpart, addressed to such Holders or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be.

                  (i) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  (j) The Company will (at its own expense) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed if the listing of such Registrable Securities is then permitted by the rules of such exchange.

                  The Company may require the Holders requesting registration of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

                  The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(c) or (e) hereof, the Holders will forthwith discontinue disposition of any Registrable Securities registered pursuant to this Section 5 pursuant to the registration statement covering such Registrable Securities until any such stop order (if entered) has been removed or the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(e) hereof, and, if so directed by the Company, the Holders will deliver to the Company all copies, other than permanent file copies then in such Holders' possession, of the most recent prospectus covering such Registrable

Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.04(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(c) or (e) hereof, as the case may be, to the date when the Company have removed any stop order that has been entered or the date that the Company shall make available to the Holder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e) hereof, as the case may be.

                  5.05 Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees,
(ii) all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5.04(h) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) the reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the Holders. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of Holders (other than as provided in clause (viii) above) selling Registrable Securities under this Section 5 (or any of the agents who manage any Holder's account).

                  5.06 Indemnification and Contribution. (a) In connection with each registration statement relating to the disposition of Registrable Securities, the Company shall in- demnify and hold harmless each of the Holders, each underwriter of Registrable Securities, each partner, officer, director or employee of each of the Holders or any such underwriter and each Person, if any, who controls (within the meaning of either the Securities Act or the Exchange
Act) any of the Holders or any such underwriter against all losses, claims, damages or liabilities, joint or several, to which any of the Holders, such underwriter or any such Person may be subject arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or the prospectus included therein (or any supplement or amendment thereto) or a preliminary prospectus, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse each of the Holders and each of such other Persons for any reasonable legal or other expenses incurred in connection with the investigation or defense thereof (any such reimbursement to be made as such expenses are incurred); provided, however, that the Company shall not be liable in any such instance to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in any such registration statement, preliminary prospectus, or prospectus (or amendment or supplement) in reliance upon and in conformity with information relating to any Person referred to above who would be indemnified by the Company pursuant to this Section 5.06(a) to the extent that any such information is furnished in writing to the Company by such Person expressly for use therein.

                  (b) In connection with each registration relating to the disposition of Registrable Securities, each Holder shall severally indemnify the Company, each director of the Company, each officer of the Company who signs the registration statement and any Person who controls the Company (within the meaning of either the Securities Act or the Exchange Act) to the same extent as the indemnity from the Company provided in Section 5.06(a) hereof, but only with respect to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any such registration statement, preliminary prospectus or prospectus (or amendment or supplement). The maximum liability of any Holder under this Section 5.06(b) shall be limited to the aggregate amount of all sales proceeds actually received by such Holder upon the sale of such Holder's Registrable Securities in connection with such registration.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to subsections (a) or (b) of this Section 5.06, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party, and shall assume the payment of all fees and disbursements related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (x) the indemnifying party and indemnified party shall have mutually agreed to the retention of such counsel or (y) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) at any time for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed) but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

                  (d) If the indemnification provided for in this Section 5.06 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and the respective Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the respective Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 5.06(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.06(d), no Holder shall be required to contribute any amount in excess of the amount of all sales proceeds actually received by such Holder upon the sale of such Holder's Registrable Securities in connection with such registration. No Person guilty of fraudu-lent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  5.07 Participation in Underwritten Registrations. Subject to the registration rights granted by the Company prior to the date hereof, no Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and the Required Holders and
(b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

                  5.08 Holdback Agreement. (a) The Company and its Affiliates agree not to effect any public sale or distribution of any Registrable Securities or any securities similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for Registrable Securities or any securities similar to the Registrable Securities, during the 14 days prior to, and during the 90-day period beginning on, the later of the effective date of any registration statement filed pursuant to Section 5.01 or
5.02 of this Agreement (except as part of such registration statement where the Required Holders consent) or the commencement of a public distribution of Registrable Securities; provided, however, that the provisions of this paragraph shall not prevent the (x) conversion or exchange of any securities pursuant to their terms into or for other securities or (y) issuance of securities pursuant to the Company's employee benefit plans.

                  (b) To the extent not inconsistent with applicable law, each Holder agrees not to effect any public sale or distribution of the issue being registered or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to and during the 90-day period beginning on the effective date of such registration statement (except in any case as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

                  5.09 Specific Enforcement. The Company and each of the Holders acknowledge that remedies at law for the enforcement of this Section 5 may be inadequate and intend that this Section 5 shall be specifically enforceable in accordance with Section 7.04 hereof.

                  Section 6.  Compliance with the Securities Act.

                  6.01 Representations and Warranties. Each Holder by its acceptance of the Warrants represents and warrants as follows:

                  (a) Such Holder is acquiring the Warrants and the related Warrant Shares for its own account and not as nominee or agent for any other Person and not for offer or sale in any manner that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Warrants or Warrant Shares under a registration under the Securities Act or any applicable state securities laws or under an exemption from such registration available under such Act or any applicable state securities laws.

                  (b) Such Holder is an "accredited" investor within the meaning of Regulation D promulgated under the Securities Act.

                  6.02 Transfer Restriction; Legend. No Holder will sell, transfer or otherwise dispose of any Warrant or Warrant Share other than to an Affiliate of such Holder or in a transaction that complies with the registration requirements of Section 5 of the Securities Act or pursuant to an exemption (including, without limitation, sales under Rules 144 and 144A promulgated under the Securities Act) therefrom. Each Warrant or certificate or instrument (if any) representing the Warrant Shares issued upon exercise of the Warrants (and each Warrant or certificate or instrument (if any) representing the Warrant Shares issued to transferees of such Warrant or certificate or instrument (if any)), unless at such time as the same is no longer required under the applicable requirements of the Securities Act, shall bear the following legends:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
         ACT OF 1933, AS AMENDED.  SUCH SECURITIES MAY NOT BE
         SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN
         EXEMPTION THEREFROM UNDER SAID ACT."

                  Section 7.  Miscellaneous.

                  7.01 Expenses. The Company agrees to pay all fees and disbursements of the Holders (including the reasonable fees and expenses of their counsel) in connection with the purchase and sale of the Warrants as contemplated by this Agreement or any amendments hereto and the fees and disbursements of the Holders (including the reasonable fees and expenses of their counsel) in connection with the negotiation, execution, delivery and enforcement of this Agreement and the Warrants or any waiver or consent hereunder or thereunder or any amendment hereof or thereof. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Warrants or the issuance or transfer of the Warrants.

                  7.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy, cable or other writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the Company given in accordance with this Section 7.02. All such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  7.03 Exclusion. This Agreement and the Warrants shall be binding upon, and inure solely to the benefit of the

Company and the Holders, and no other Person shall acquire or have any right under or by virtue of this Agreement or the Warrants (other than any such Person to whom such Holders have transferred an interest in the Warrants pursuant to the terms thereof and hereof).

                  7.04 Specific Performance. The Company and each Holder acknowledge and agree that in the event of any breach of this Agreement or the Warrants by the Company or such Holder, the non-defaulting party would be irreparably harmed and could not be made whole by monetary damages. The Company and each Holder accordingly agree (i) to waive the defense in any action for specific performance that a remedy at law would be adequate, and (ii) that the Company and each Holder, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement or the Warrants in any action instituted in the United States District Court for the Southern District of New York, or, in the event such Court would not have jurisdiction for such action, in any court of the United States or any state thereof having subject matter jurisdiction for such action.

                  7.05 Warrantholder Not a Stockholder. Prior to the exercise of any of its Warrants, no Warrantholder shall, except as specifically provided herein, be entitled to any of the rights of, or be deemed to be, a stockholder in the Company.

                  7.06 No Waivers. No failure or delay by any party in exercising any rights, power or privilege hereunder or under the Warrants shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

                  7.07 Amendments and Waivers. Any provision of this Agreement or the Warrants may be amended or waived if, but only if, such amendment or waiver is in writing and signed by the Company and the Required Holders.

                  7.08 Governing Law. This Agreement and the Warrants shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

                  7.09 Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatories thereto and hereto were upon the same instrument.



                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                                AUTOTOTE CORPORATION



                                                By____________________________
                                                  Title:

                                                Address for Notices:
                                                100 Bellevue Road
                                                Newark, Delaware  19714-6009
                                                Telephone No. : (302) 737-4300
                                                Telecopier No.: (302) 453-8128
                                                Attention:  Robert Becker

                                                with a copy to:
                                                Autotote Corporation
                                                888 Seventh Avenue
                                                Suite 1898
                                                New York, New York  10106
                                                Telephone No. :  (212) 541-6440
                                                Telecopier No.:  (212) 541-6356
                                                Attention:  General Counsel




                                                BANKERS TRUST COMPANY


                                                By__________________________
                                                  Title:


                                                Address for Notices:

                                                130 Liberty Street
                                                New York, New York  10006
                                                Telephone No  : (212) 250-7671
                                                Telecopier No.: (212) 250-7218
                                                Attention: Christopher Kinslow

                                                BANK OF IRELAND, GRAND CAYMAN
                                                BRANCH


                                                By__________________________
                                                  Title:


                                                Address for Notices:
                                                640 Fifth Avenue
                                                New York, New York 10019
                                                Telephone No.  : (212) 397-1708
                                                Telecopier No. : (212) 586-7752
                                                Attention:  David Aylward


                                                BANK POLSKA KASA OPIEKI, S.A.


                                                By__________________________
                                                  Title:

                                                Address for Notices:
                                                470 Park Avenue
                                                New York, New York 10016
                                                Telephone No.  : (212) 251-1203
                                                Telecopier No. : (212) 213-2971
                                                Attention:  William Shea


                                                BHF-BANK AG


                                                By__________________________
                                                  Title:


                                                By__________________________
                                                  Title:

                                                Address for Notices:
                                                55 East 59th Street
                                                New York, New York 10022
                                                Telephone No.  : (212) 756-5570

                                                Telecopier No. : (212) 756-5911
                                                Attention:  Paul Travers

                                                CREDITANSTALT CORPORATE
                                                FINANCE, INC.



                                                By__________________________
                                                  Title:


                                                By__________________________
                                                  Title:

                                                Address for Notices:
                                                245 Park Avenue
                                                New York, New York 10167
                                                Telephone No.  : (212) 856-1293
                                                Telecopier No. : (212) 856-1006
                                                Attention:  A.W. Seidel


                                                DELAWARE TRUST COMPANY



                                                By__________________________
                                                  Title:

                                                Address for Notices:
                                                900 Market Street
                                                Wilmington, Delaware 19801
                                                Telephone No.  : (302) 421-7782
                                                Telecopier No. : (302) 421-7463
                                                Attention:  James H. Noon


                                                EUROPEAN AMERICAN BANK



                                                By__________________________
                                                  Title:

                                                Address for Notices:
                                                335 Madison Avenue
                                                New York, New York 10017
                                                Telephone No.  : (212) 503-2580
                                                Telecopier No. : (212) 503-2667
                                                Attention:  Zachary Mayo


                                                FLEET BANK OF MASSACHUSETTS,
                                                N.A.



                                                By__________________________
                                                  Title:

                                                Address for Notices:
                                                mail stop: MA BO FO4H
                                                75 State Street
                                                Boston, Massachusetts 02109
                                                Telephone No.  : (617) 346-1870
                                                Telecopier No. : (617) 346-1837
                                                Attention:  Michael Palmer


                                                GIROCREDIT BANK AG DER
                                                SPARKASSEN, GRAND CAYMAN ISLAND
                                                BRANCH




                                                By__________________________
                                                  Title:

                                                Address for Notices:
                                                65 East 55th Street
                                                New York, New York 10022
                                                Telephone No.  : (212) 909-0635
                                                Telecopier No. : (212) 644-0644
                                                Attention:  Anca Trifan

                                                                      SCHEDULE A




                                      NUMBER OF SHARES OF CLASS A
                                    COMMON STOCK ISSUABLE TO INITIAL
                                    HOLDERS PURSUANT TO THE WARRANTS



Bank                                                                              Number of Shares
----                                                                              ----------------

Bankers Trust Company                                                                  142,591

Bank of Ireland, Grand Cayman Branch                                                    14,259

Bank Polska Kasa Opieki, S.A.                                                           14,259

BHF-Bank AG                                                                             28,519

Creditanstalt Corporate Finance, Inc.                                                   42,778

Delaware Trust Company                                                                  28,519

European American Bank                                                                  42,778

Fleet Bank of Massachusetts, N.A.                                                       42,778

Girocredit Bank AG Der Sparkassen,
Grand Cayman Island Branch                                                              28,519



Total:                                                                                 385,000

                                                                       EXHIBIT A


THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.





                              AUTOTOTE CORPORATION


                      Class A Common Stock Purchase Warrant

            Representing Right To Purchase ___________ shares of Class A Common Stock of Autotote Corporation.

No. ___


            FOR VALUE RECEIVED, AUTOTOTE CORPORATION, a Delaware corporation (the "Company"), hereby certifies that _______________________, or its registered assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), up to a total of shares (as such number of shares may be adjusted pursuant to Section 2 and/or 4 below, the "Warrant Shares") of Class A Common Stock (as hereinafter defined), at a price per share equal to the Exercise Price (as hereinafter defined). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") and entitles the Holder to purchase the Warrant Shares (as hereinafter defined).

                                                                       EXHIBIT A
                                                                          Page 2


            Section 1. Definitions. Terms defined in the Warrant Agreement (as hereinafter defined) and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

            "Class A Common Stock" shall mean and include the Company's authorized Class A Common Stock, $.01 par value per share, as constituted on the date hereof.

            "Date of Issuance" shall have the meaning ascribed to such term in
Section 8 hereof.

            "Distributions" shall have the meaning ascribed to such term in
Section 4.1(c) hereof.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exercise Period" shall mean the period of time from September 14, 1995 until 5:00 P.M., local time in New York City, on April 30, 2000.

            "Exercise Price" shall be $3.00, as adjusted pursuant to Sections 4.1(d) and 4.3 hereof.

            "Fair Market Value" shall mean, as of any date of determination thereof, with respect to any class of equity security of the Company (including any equity security issuable upon exercise of any warrant (including the Warrants) or option to acquire such equity security, (x) if there is a Qualified Public Market for such class of equity security the value determined pursuant to clause (i) or (ii) below of this definition or (y) if there is no such Qualified Public Market, the value determined pursuant to clause (iii) below of this definition:

            (i) if such equity security is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the average last reported sale price of a share of such equity security over a 21-day period prior

                                                                       EXHIBIT A
                                                                          Page 3


      to the date of determination or if no such sale is made on any such day, the mean of the closing bid and asked prices for such day on such exchange; or

            (ii) if such equity security is not so listed or admitted to unlisted trading privileges, the average mean of the last bid and asked prices reported for a share of such equity security over a 21-day period prior to the date of determination (A) by the National Association of Securities Dealers Automatic Quotation System or (B) if reports are unavailable under clause (A) above by the National Quotation Bureau Incorporated; or

            (iii) if such equity security is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value for a share of such equity security shall be the Fair Market Value as determined by an Independent Financial Expert selected by the Required Holders from a group consisting of three Independent Financial Experts chosen by the Company, it being understood and agreed that in determining such Fair Market Value, the Independent Financial Expert shall calculate such Fair Market Value as if all outstanding shares of capital stock of the Company (assuming the exercise of all warrants and options to acquire such shares of capital stock of the Company) were sold in their entirety on such date of determination to an unaffiliated third party with neither the buyer nor seller under any compulsion to act, based on financial information of the Company, as of the date of determination, but taking into account all relevant factors of the capital stock and without giving effect to any discount for the lack of liquidity of such or to the fact that the Company may have no equity securities registered under the Exchange Act or that the holder has a minority interest in the Company. The costs and expenses of any such Independent Financial Expert making such valuation shall be paid by the Company.

            "Independent Financial Expert" shall mean a nationally recognized appraiser or investment banking firm that does not (and whose Affiliates do not) have a direct or indirect financial interest in the Company or any of the Holders (other than in its trading accounts or as a participating underwriter in an offering of securities), that has not been, and at the time it is called upon to determine Fair Market Value, is not (and none of whose Affiliates is) a promoter, director or officer of the Company or any of its Affiliates or any of the Holders or an underwriter with respect to any of the securities of

                                                                       EXHIBIT A
                                                                          Page 4


the Company, and that has not provided any advice or opinions to the Company during the two years prior to the date it is called upon to serve as Independent Financial Expert except as an Independent Financial Expert pursuant hereto; provided, that if any Holder is a commercial bank, an institutional investor or an Affiliate thereof, the conduct by such investment banking firm of investment banking transactions in the ordinary course of its business (including, without limitation, underwritings of securities, private placements, broker-dealer transactions and mergers and acquisitions) in which such Holder is a participant shall not by itself result in the disqualification of such firm from being an Independent Financial Expert pursuant hereto.

            "Offering Price" shall have the meaning ascribed to such term in
Section 4.1(b) hereof.

            "Qualified Public Market" shall mean with respect to Class A Common Stock or other equity securities in the Company, an active trading market on a national securities exchange or over-the-counter market which consists of such publicly held Class A Common Stock or other equity securities in the Company, with a minimum market value of $10,000,000 for such Class A Common Stock or other equity securities. A "Qualified Public Market" shall be deemed to exist if the financial parameters set forth in the immediately preceding sentence have been met for the Class A Common Stock or such other equity securities for a period of 21 consecutive days.

            "Warrant Agreement" shall mean the Warrant Agreement, dated as of September 14, 1995, among the Company and the Initial Holders, as such agreement shall be modified, amended and supplemented and in effect from time to time.

            Section 2. Exercise of Warrant; Cancellations of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth on the signature page hereof (or at such other address as the Company may after the date hereof notify the Holder in writing), or at the office of its transfer agent or warrant agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by either (at the option of the Holder) proper payment in cash or certified or official bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised; provided, however, that the Holder shall not be entitled to exercise this Warrant to the extent that, as a result of such exercise, the Holder

                                                                       EXHIBIT A
                                                                          Page 5


and its Affiliates, directly or indirectly, would, in the Holder's sole judgment, own, control or have power to vote a greater quantity of securities of any kind issued by the Company than the Holder and its Affiliates shall be permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any government authority at the time applicable to the Holder and its Affiliates (including, without limitation, any applicable provision of Regulation Y). Notwithstanding the foregoing, if less than all of this Warrant is to be exercised, the Holder may, at its option, in lieu of delivery of the check or cash described in the immediately preceding sentence, elect to exercise this Warrant and to pay the Exercise Price by delivering to the Company a duly completed and executed Purchase Form providing for the payment of the Exercise Price by cancellation of a number of Warrant Shares having a Fair Market Value equal to the Exercise Price of the Warrant Shares issuable upon such exercise.

            Upon receipt by the Company of this Warrant and such Purchase Form, together with the Exercise Price for the Warrant Shares for which this Warrant is being exercised, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such Purchase Form, notwithstanding that the transfer books of the Company shall then be closed or that certificates (if any) representing the Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

            Section 3. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. The Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to transfer or assign its interest in (and related rights and obligations under) this Warrant in whole or in part to any Person or Persons, subject to the provisions of Section 6 of the Warrant Agreement. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the

                                                                       EXHIBIT A
                                                                          Page 6


Holder, and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

            Section 4.1. Adjustment of Number of Warrant Shares. The number of Warrant Shares purchasable pursuant hereto shall be subject to adjustment from time to time on and after the Date of Issuance as hereinafter provided in this
Section 4.1.

            (a) In case the Company shall at any time after the Date of Issuance
(i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of Common Stock or other assets in a reclassification or reorganization of such shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the securities purchasable pursuant hereto shall be adjusted to the number of Warrant Shares and amount of any other securities, cash or other property of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event. If, as a result of an adjustment made pursuant to this Section 4.1(a), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of securities of the Company, the Board of Directors of the Company (with the consent of the Required Holders) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of securities.

                                                                       EXHIBIT A
                                                                          Page 7


            (b) In case the Company shall issue shares of Common Stock or issue rights, options or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock (any such rights, options, warrants or other securities being herein called "Rights") (excluding
(i) shares issued in a transaction covered by Section 4.1(a) hereof, (ii) shares issued upon conversion, exercise, or exchange of Rights issued after the date hereof (provided that appropriate adjustments were made hereunder upon the issuance of such Rights), (iii) the Warrants and any Warrant Shares issued on exercise thereof, (iv) shares issued pursuant to an employee benefit plan of the Company that has been approved by the Board of Directors of the Company and (v) shares of Common Stock issued upon the conversion of up to $10,000,000 in aggregate principal amount of the Company's 9% Convertible Subordinated Debentures due 1999 to the extent that such Convertible Subordinated Debentures are issued within 45 days following the date of this Warrant) at an issuance, subscription, offering, exercise or conversion price (the "Offering Price") per share which is lower than the Fair Market Value on the date of such issuance or grant, whether or not such Rights are immediately exercisable or convertible, the number of Warrant Shares shall be adjusted and shall be determined by multiplying the number of Warrant Shares immediately prior to any adjustment in connection with such issuance or grant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to the date of issuance or grant of such shares of Common Stock or Rights (assuming that all shares of Common Stock into which all outstanding rights, options, warrants and convertible securities excluding the Rights are exercisable or convertible are outstanding) plus the number of additional shares of Common Stock issued and the number of shares of Common Stock that would be issued upon exercise of the Rights, and the denominator of which shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to the date of issuance or grant of such Common Stock or Rights (assuming that all shares of Common Stock into which all outstanding rights, options, warrants and convertible securities excluding the Rights are exercisable or convertible is outstanding) plus the number of shares which the aggregate Offering Price of the total number of shares of Common Stock so offered would purchase at the Fair Market Value on the date of such issuance or grant; provided that to the extent any such Rights so issued expire or are cancelled or redeemed without having been exercised or converted, the number of Warrant Shares issuable hereunder shall again be adjusted to reflect such expiration, cancellation or redemption of such Rights. Such adjustment shall be made whenever such shares of Common Stock or Rights are issued or granted. For purposes

                                                                       EXHIBIT A
                                                                          Page 8


of this paragraph (b), the "Offering Price" per share of Common Stock shall in the case of Rights be determined by dividing (x) the total amount received or receivable by the Company in consideration of the issuance of such Rights plus the total consideration payable to the Company upon exercise thereof by (y) the total number of shares of Common Stock covered by such Rights.

            (c) In case the Company shall distribute to any holder of its shares of Common Stock or rights, options, warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock, evidences of its indebtedness or assets (including securities and cash dividends), but excluding dividends or distributions referred to in paragraph
(a) above or rights, options, warrants or other securities referred to in paragraph (b) above (collectively, "Distributions"), then the number of Warrant Shares issuable hereunder after any such Distribution shall be adjusted and shall be determined by multiplying the number of Warrant Shares by a fraction, the numerator of which shall be the Fair Market Value on the record date for such Distribution, and the denominator of which shall be such Fair Market Value, less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock. Such adjustments shall be made successively whenever any such Distribution is made and shall become effective on the date of Distribution retroactive to the record date for the determination of stockholders entitled to receive such Distribution. In the event that the Required Holders disagree with the Company's determination of the fair market value of any assets or evidences of indebtedness pursuant to this subsection 4.1(c), then such fair market value shall be determined by an Independent Financial Expert selected by the Required Holders and the Company in accordance with the procedure set forth in the first sentence of clause (iii) of the definition of "Fair Market Value". The Company shall bear the costs of the Independent Financial Expert.

            (d) Whenever the number of Warrant Shares are adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares immediately thereafter.

                                                                       EXHIBIT A
                                                                          Page 9


            (e) No adjustment in the number of Warrant Shares shall be required hereunder unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Exercise Price; provided, however, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a cent or to the nearest one-thousandth of a share, as the case may be.

            (f) For the purpose of this subsection 4.1 and subsection 4.2 hereof, the term "shares of Common Stock" shall mean (i) the classes of stock designated as the Class A Common Stock or Class B Nonvoting Common Stock of the Company as of the date hereof, (ii) any other class of stock of the Company resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value, or (iii) any other capital stock of the Company which is not by its terms restricted in amount or timing to the entitlement to dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. In the event that at any time, as a result of an adjustment made pursuant to this subsection 4.1, the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

            Section 4.2. Reorganization, Merger, etc. If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as specified in Section 4.1(a) hereof), any consolidation, merger or business combination of the Company with another corporation, or the sale or conveyance of all or any substantial part of its assets to another corporation, shall be effected in such a way that holders of the shares of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares of the Company

                                                                       EXHIBIT A
                                                                         Page 10


immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, similar transaction, consolidation, merger, business combination, sale or conveyance not taken place. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

            4.3. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company, including such reductions in the Exercise Price as the Company considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients; provided, however, that no such adjustment in Exercise Price shall affect the number of Warrant Shares.

            4.4. Other Events. If any event occurs as to which the foregoing provisions of Section 4.1 or 4.2 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then such Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to protect such purchase rights as aforesaid.

            4.5. Statement on Warrant Certificates. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the front page hereof.

                                                                       EXHIBIT A
                                                                         Page 11


            4.6. Exceptions to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of Warrant Shares issuable hereunder in the case of the issuance of the Warrants or the issuance of shares of the Class A Common Stock upon exercise of the Warrants.

            4.7. Treasury Shares. The number of shares of the Class A Common Stock or any other class of capital stock of the Company outstanding at any time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any such shares shall be considered an issue or sale of the Class A Common Stock or such other class of capital stock for the purposes of this Section 4.

            4.8. Company to Prevent Dilution. In case at any time or from time to time conditions arise by reason of action taken by the Company or any of its subsidiaries which are not adequately covered by the provisions of this Section 4, or which might adversely affect the exercise rights of the registered Warrantholders in any material respect, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized national standing, which may be the firm regularly retained by the Company, which shall give their opinion upon the adjustment, if any, necessary with respect to the number of Warrant Shares into which this Warrant is exercisable, on a basis consistent with the standards established in the other provisions of this Section 4, so as to preserve, without dilution, the exercise rights of the registered Warrantholders. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

            4.9. Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant the Company shall, within 15 days thereafter, deliver written notice thereof to the Holder, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the changed Exercise Price, if any, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. Such notice shall also contain a certificate of the Company's independent public accountants as to the correctness of such adjustments and calculations and to the effect that such adjustments and calculations have been made in accordance with the terms hereof. If the Company shall fail to so timely deliver any notice required pursuant to this

                                                                       EXHIBIT A
                                                                         Page 12


Section 4.9, the Exercise Period shall be extended until the Holder shall have received the proper notification under this Section 4.9

            5.1. Special Covenants of the Company. The Company covenants and agrees that until all Warrants have been exercised in full:

            (a) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, directly or indirectly avoid or seek to avoid the observance or performance of any of the terms of this Warrant or the Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable upon the exercise of the Warrants above the Exercise Price payable therefor upon such exercise, and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding (including as a result of a reduction in the purchase price pursuant to the terms hereof).

            (b) If any Warrant Shares required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities
      Act) or under any state law before such Warrant Shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible use its best efforts to cause such Warrant Shares to be duly registered or approved, as the case may be.

            (c) At any time the Class A Common Stock is listed on any national securities exchange (as defined in the Exchange Act), the Company will, at its expense, obtain and maintain the approval for listing on each such exchange upon official notice of issuance of all Warrant Shares receivable upon the exercise of the Warrants at the time outstanding and maintain the listing of such Warrant Shares after their issuance; and the Company will so list on such national securities exchange, will register under the Exchange Act (and any similar state

                                                                       EXHIBIT A
                                                                         Page 13


      statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

            (d) The Company will give notice to the Holder within five days after the Company shall have filed with the Securities and Exchange Commission or with any national securities exchange an application to register any securities of the Company pursuant to the Exchange Act.

            (e) The Company covenants and agrees to give the Holder prior written notice of the expiration of the Exercise Period of the Warrants. Such notice shall be delivered not less than thirty (30) days but not more than sixty (60) days prior to such expiration; provided, that if the Company fails to give such notice, the expiration of such Exercise Period shall not occur, until thirty (30) days after such notice is delivered.

            5.2. Pro Rata Purchase. If at any time the Company or any of its Affiliates shall offer to purchase any shares of Class A Common Stock, the Company shall make each offer pro rata to all holders of outstanding Warrant Shares and Warrants, and any purchase shall be allocated pro rata among the holders of Warrant Shares and Warrants accepting the offer to purchase.

            Section 6. Notification by the Company. In case at any time:

            (i) the Company shall declare any dividend or make any distribution upon its Class A Common Stock or any other class of its capital stock; or

            (ii) the Company shall offer for subscription pro rata to the holders of its Class A Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

            (iii) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock

                                                                       EXHIBIT A
                                                                         Page 14


      of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

            (iv) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally and reasonably practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by stockholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Class A Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, the notice required by this Section 6 shall so state.

            Section 7. No Voting Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Class A Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of the Holder for the purchase price of Class A Common Stock acquirable by exercise hereof or as a stockholder of the Company.

            Section 8. Date of Issuance. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof and of each new Warrant issued in exchange, transfer or replacement hereof, regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

                                                                       EXHIBIT A
                                                                         Page 15


            Section 9. Amendment and Waiver. (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Required Holders.

            (b) Any such amendment, modification or waiver effected pursuant to this Section 9 shall be binding upon the Holder and the holders of all others Warrants and Warrant Shares, upon each future holder thereof, upon the Company and its stockholders. In the event of any such amendment, modification or waiver, the Company shall give prompt written notice thereof to all Warrantholders and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

            (c) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

            Section 10. No Fractional Warrant Shares. The Company shall not be required to issue stock certificates representing fractions of Warrant Shares, but may at its option in respect of any final fraction of a Warrant Share make a payment in cash based on the then current market price of the Class A Common Stock (as determined in accordance with Section 4.1(c) hereof) after giving effect to the full exercise or conversion of the Warrants.

            Section 11. Reservation of Warrant Shares. The Company will authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant and any other outstanding Warrants.

                                                                       EXHIBIT A
                                                                         Page 16


            Section 12. Notices. All notices, requests, consents and other communications hereunder shall be in writing (including, telegraphic, telex, facsimile or cable communication) and delivered, mailed, telegraphed, telexed, telecopied or cabled:

            (i) if to the Holder, to its address as set forth in records of the Company or the warrant agent for the Warrants, if a warrant agent is appointed; and

            (ii) if to the Company, to Autotote Corporation, at 100 Bellevue Road, Newark, Delaware 19714-6009, Telecopier No.: 302-453-8128,
      Attention: Robert Becker, with a copy to Autotote Corporation, at 888 Seventh Avenue, Suite 1808, New York, New York 10106, Telecopier No.:
      212-541-6356, Attention: General Counsel or at such other addresses as may have been furnished to the Holder in writing by the Company.

            All such notices and communications shall, when mailed, telegraphed, telexed, facsimiled, or cabled or sent by overnight courier, be effective 3 Business Days after deposited in the mails, certified, return receipt requested, when delivered to the telegraph company, cable company or one day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device.

            Section 13. Headings. The headings of the Sections and subsections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

            Section 14. Governing Law; Consent to Jurisdiction. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. If any action or proceeding shall be brought by the Holder or the Company in order to enforce any right or obligation in respect of this Warrant, the Company and the Holder hereby consent and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Warrant, and agree that venue will be proper in any such court.

            Section 15. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the original Holder and its successors and assigns and shall be binding upon the Company and its

                                                                       EXHIBIT A
                                                                         Page 17


successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

            Section 16. Registration Rights. Each Warrantholder shall be entitled to the benefits of registration rights pursuant to the Warrant Agreement subject to the restrictions on sale or transfer of this Warrant or the Warrant Shares subject hereto, as the case may be, pursuant to the Warrant Agreement.


            IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of September 14, 1995.


                                    AUTOTOTE CORPORATION



                                    By_____________________________
                                      Title:




Attest: _________________

                                  PURCHASE FORM


                                                          Dated ________________


            The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___ shares of the Class A Common Stock issuable hereunder and hereby makes payment [of $________ in payment of the exercise price thereof] [by cancellation of a number of Warrant Shares subject to the Warrant having a Fair Market Value equal to the Exercise Price for the Warrant Shares being purchased pursuant to this Purchase Form]. The execution and delivery of this Purchase Form shall be deemed to constitute the execution and delivery in counterpart of a signature page to the Stockholders Agreement.



                        INSTRUCTIONS FOR REGISTRATION OF
                                  COMMON STOCK


Name _________________________________________________________________
                  (please typewrite or print in block letters)

Address ______________________________________________________________

      Signature ______________________________________________________

                                 ASSIGNMENT FORM


            FOR VALUE RECEIVED, ____________________________ hereby
sells, assigns and transfers unto

Name ____________________________________________________________________
                  (please typewrite or print in block letters)

Address _________________________________________________________________

its right to purchase ___ shares of the Class A Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ______ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Date: ________________________


                       Signature ________________________